Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report: September 25, 2009

CASEYCORP ENTERPRISES, INC.
 (Name of Registrant as specified in its charter)

Nevada	333-147979	98-0523910
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices)
(888) 251-3422
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

On September 25, 2009, the Board of Directors of the Registrant (the “Company”) approved the engagement of Rotenberg Meril Solomon Bertiger & Guttilla, P.C. to replace Barzily & Co. as the Company’s independent auditors for the year ended December 31, 2009.  The Company did not consult with Rotenberg Meril Solomon Bertiger & Guttilla, P.C. on any matters during the two most recent fiscal years and subsequent interim period through the date of engagement regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the Company’s financial statements.

The report of Barzily & Co. for the period from January 1, 2008 through December 31, 2008, on our financial statements did not contain an adverse opinion or a disclaimer of opinion nor was it qualified or modified as to uncertainty, audit scope or accounting principle.  However, such report did contain a modification with regards to the Company’s ability to continue as a going concern.

There were no reportable events (as defined in Item 304 (a)(1)(iv) of Regulation S-K) for the year ended December 31, 2008 and through September 25, 2009.

There have been no disagreements with Barzily & Co. for the period from January 1, 2008 through December 31, 2008 and subsequent interim period on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Barzily & Co. would have caused them to make reference thereto in their report on the financial statements for such period.

The Company has requested that Barzily & Co. furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:    September 30, 2009

CaseyCorp. Enterprises, Inc.

/s/ Eduard Musheyev, President
By:	Eduard Musheyev, President